                                                                                                                                                        Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-54497, 33-54499, 333-34631, 333-36096, 333-73408, 333-75793, 333-89471, 333-97811 and 333-114435 of Lowe's Companies, Inc on Form S-8 of our report dated July 16, 2004, appearing in this Annual Report on Form 11-K of Lowe's 401(k) Plan for the year ended January 30, 2004.

/s/ Deloitte & Touche LLP

Hickory, North Carolina

July 28, 2004